EXHIBIT 99.1
PROSPECTUS SUPPLEMENT                                 REGISTRATION NO. 333-96061
(To Prospectus dated July 3, 2003)


                      [Internet Architecture HOLDRS logo]



                        1,000,000,000 Depositary Receipts
                     Internet Architecture HOLDRS (SM) Trust

         This prospectus supplement supplements information contained in the prospectus dated July 3, 2003 relating to the sale of up to 1,000,000,000 depositary receipts by the Internet Architecture HOLDRS (SM) Trust.

         The share amounts specified in the table on page 13 of the base prospectus shall be replaced with the following:

                                                                                 Primary
                                                                      Share      Trading
                   Name of Company                     Ticker        Amounts     Market
                   ---------------                     ------        -------    ----------
     3Com Corporation                                   COMS            3       Nasdaq
     Adaptec, Inc.                                      ADPT            1       Nasdaq
     Apple Computer, Inc.                               AAPL            2       Nasdaq
     Ciena Corporation                                  CIEN            2       Nasdaq
     Cisco Systems, Inc.                                CSCO           26       Nasdaq
     Dell Inc.                                          DELL           19       Nasdaq
     EMC Corporation                                    EMC            16        NYSE
     Extreme Networks, Inc.                             EXTR            2       Nasdaq
     Foundry Networks, Inc.                             FDRY            1       Nasdaq
     Gateway, Inc.                                      GTW             2        NYSE
     Hewlett-Packard Company                            HPQ          22.2225     NYSE
     International Business Machines Corporation        IBM            13        NYSE
     Juniper Networks, Inc.                             JNPR            2       Nasdaq
     McDATA Corporation                                MCDTA         0.58891    Nasdaq
     Network Appliance, Inc.                            NTAP            2       Nasdaq
     Roxio Inc.                                         ROXI         0.1646     Nasdaq
     Sun Microsystems, Inc.                             SUNW           25       Nasdaq
     Sycamore Networks, Inc.                            SCMR            2       Nasdaq
     Unisys Corporation                                 UIS             2        NYSE
     Veritas Software Corporation                      VRTSE          0.893     Nasdaq


         The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

            The date of this prospectus supplement is March 31, 2004.